SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                     FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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
      MERRILL LYNCH &                   MERRILL LYNCH                   MERRILL LYNCH
         CO., INC.                        PREFERRED                   PREFERRED CAPITAL
 (Exact name of registrant             FUNDING IV, L.P.                    TRUST IV
as specified in its charter)      (Exact name of registrant       (Exact name of registrant
          DELAWARE                   as specified in its             as specified in its
(State or other jurisdiction        certificate of limited          certificate of trust)
    of incorporation or                  partnership)                      DELAWARE
       organization)                       DELAWARE              (State or other jurisdiction
          13-2740599             (State or other jurisdiction        of incorporation or
       (I.R.S. employer              of incorporation or                organization)
   identification number)               organization)                      13-7139562
                                           13-3982446                   (I.R.S. employer
                                        (I.R.S. employer            identification number)
                                    identification number)

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                             World Financial Center
                                  North Tower
                            New York, New York 10281
          (Address of principal executive offices, including zip code)

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If this Form relates to the             If this Form relates to the
registration of a class of debt         registration of a class of debt
securities and is effective upon        securities and is to become
filing pursuant to General              effective simultaneously with
Instruction A(c)(1) please check        the effectiveness of a concurrent
the following box. [  ]                 registration statement under the
                                        Securities Act of 1933 pursuant
                                        to General Instruction A(c)(2)
                                        please check the following  box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                   Name of Each Exchange on Which
        to be so Registered                   Each Class is to be Registered
        -------------------                   ------------------------------
Trust Originated Preferred Securities of       New York Stock Exchange, Inc.
Merrill Lynch Preferred Capital Trust IV
(and the Guarantee with respect thereto)

Partnership Preferred Securities of            New York Stock Exchange, Inc.
Merrill Lynch Preferred Funding IV, L.P.
(and the Guarantee with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:
None



               INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            The class of securities to be registered hereby consist of (i) the 7.12% Trust Originated Preferred SecuritiesSM (the "TOPrSSM" or "Trust Preferred Securities"), representing undivided beneficial ownership interests in the assets of Merrill Lynch Preferred Capital Trust IV, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), together with the Trust Preferred Securities Guarantee by Merrill Lynch & Co., Inc., a Delaware corporation, in favor of the holders of the Trust Preferred Securities, and (ii) the 7.12% Partnership Preferred Securities (the "Partnership Preferred Securities"), representing limited partner interests of Merrill Lynch Preferred Funding IV, L.P., a Delaware limited partnership (the "Partnership"), together with the Partnership Preferred Securities Guarantee by Merrill Lynch & Co., Inc., a Delaware corporation, in favor of the holders of the Partnership Preferred Securities.

            For a description of the Trust Preferred Securities, reference is made to the information set forth under the headings "Description of the Trust Preferred Securities" and "Description of the Trust Guarantee" in (i) the Registration Statement on Form S-3 (Registration No. 333-42859) filed with the Securities and Exchange Commission (the "Commission") on December 19, 1997 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto filed with the Commission on January 5, 1998 and Amendment No. 2 thereto filed with the Commission on January 9, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "First Registration Statement") and (ii) the registration statement on Form S-3 (File No. 333-44173) filed with the Commission on January 13, 1998 and Amendment No. 1 thereto filed with the Commission on January 28, 1998 (such registration statement, as so amended, together with the First Registration Statement, being hereinafter referred to as the "Registration Statements"), which description is incorporated herein by reference. For a description of the Partnership Preferred Securities, reference is made to the information set forth under the headings "Description of the Partnership Preferred Securities" and "Description of the Partnership Guarantee" in the Registration Statements, which descriptions are incorporated herein by reference. Definitive copies of the prospectus describing the terms of the Trust Preferred Securities and Partnership Preferred Securities will be filed pursuant to Rule 424(b) under the Act and shall be deemed to be incorporated herein by reference.


ITEM 2EXHIBITS.

2.1 Form of Certificate of Trust dated December 19, 1997 of Merrill Lynch Preferred Capital Trust IV (incorporated by reference to
            Exhibit 4.1 to the First Registration Statement).

2.2 Form of Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust IV (incorporated by reference to
            Exhibit 4.2 to the First Registration Statement).

2.3 Form of Certificate of Limited Partnership dated as of December 19, 1997 of Merrill Lynch Preferred Funding IV, L.P. (incorporated by reference to Exhibit 4.3 to the First Registration Statement).

2.4 Form of Amended and Restated Limited Partnership Agreement of Merrill Lynch Preferred Funding IV, L.P. (incorporated by reference to Exhibit 4.4 to the First Registration Statement).

2.5 Form of Trust Preferred Securities Guarantee Agreement between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, as guarantee trustee (incorporated by reference to Exhibit 4.5 to the First Registration Statement).

2.6 Form of Partnership Preferred Securities Guarantee Agreement by Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, as guarantee trustee (incorporated by reference to Exhibit 4.6 to the First Registration Statement).

2.7 Form of Subordinated Debenture Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, as trustee
            (incorporated by reference to Exhibit 4.7 to the First Registration Statement).

2.8 Form of Affiliate Debenture Guarantee Agreement between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, as guarantee trustee (incorporated by reference to Exhibit 4.8 to the First Registration Statement).

2.9         Form of Trust Preferred Security (included in Exhibit 2.2 above).

2.10 Form of Partnership Preferred Security (included in Exhibit 2.4 above).

2.11        Form of Subordinated Debenture (incorporated by reference to
            Exhibit 4.11 to the First Registration Statement).




                                 SIGNATURES


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    MERRILL LYNCH PREFERRED CAPITAL
                                    TRUST IV
Dated:   June 17, 1998

                                    By: /s/ Theresa Lang
                                        --------------------------------
                                        Name:  Theresa Lang
                                        Title: Regular Trustee


                                    MERRILL LYNCH PREFERRED
                                    FUNDING IV, L.P.

                                    By: MERRILL LYNCH & CO., INC.,
                                        as General Partner


                                    By: /s/ Theresa Lang
                                        --------------------------------
                                        Name:  Theresa Lang
                                        Title: Senior Vice President and
                                                 Treasurer


                                    MERRILL LYNCH & CO., INC.


                                    By: /s/ Theresa Lang
                                        --------------------------------
                                        Name:  Theresa Lang
                                        Title: Senior Vice President and
                                                 Treasurer